SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549




                                FORM 8-K



                             CURRENT REPORT




                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



            Date of Report (Date of earliest event reported):
                            November 25, 1998


                       SIMON PROPERTY GROUP, INC.

         (Exact name of registrant as specified in its charter)




     Delaware              001-14469              046268599
(State or other           (Commission         (IRS Employer
 jurisdiction             File Number)     Identification No.)
of incorporation)





                       115 WEST WASHINGTON STREET
                     INDIANAPOLIS, INDIANA        46204
            (Address of principal executive offices)(Zip Code)


    Registrant's telephone number, including area code:  317.636.1600


                             Not Applicable
      (Former name or former address, if changed since last report)

                           Page 1 of 43 Pages
<Page 01>
Item 5.  Other Events


      On November 25, 1998 the Registrant made available additional ownership and operation information concerning the Registrant, SPG Realty Consultants, Inc. (the Registrant's paired-share affiliate), Simon Property Group, L.P., and properties owned or managed as of September 30, 1998, in the form of a Supplemental Information package, a copy of which is included as an exhibit to this filing. The Supplemental Information package is available upon request as specified therein.



Item 7.  Financial Statements and Exhibits

     Financial Statements:

          None


     Exhibits:

                                           Page Number in
Exhibit No.         Description              This Filing

 99                 Supplemental Information   4
                    as of September 30, 1998

<Page 2>
                               SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     Dated:  November 25, 1998




                         SIMON PROPERTY GROUP, INC.


                              By: \s\Stephen E. Sterret
                                   Stephen E. Sterrett,
                                   Treasurer
<Page 03>

                          SIMON PROPERTY GROUP
                        SUPPLEMENTAL INFORMATION
                            Table of Contents
                        As of September 30, 1998



    Information                                      Page

Overview                                                5

Ownership Structure                                   6-8

Reconciliation of Income to
 Funds from Operations ("FFO")                          9

Selected Financial Information                      10-11

Portfolio GLA, Occupancy & Rent Data                12-13

Rent Information                                       14

Lease Expirations                                   15-16

Total Debt Amortization and Maturities by Year         17

Summary of Indebtedness                                18

Summary of Indebtedness by Maturity                 19-26

Summary of Variable Rate Debt and
 Interest Rate Protection Agreements                27-28

New Development Activities                             29

Significant Renovation/Expansion Activities         30-32

Capital Expenditures                                   33

Gains on Sales of Peripheral Land                      34

Teleconference Text - November 11, 1998             35-43

<Page 04>
                          SIMON PROPERTY GROUP
                                Overview

The Company


Simon Property Group, Inc. ("SPG") (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P. (the "Operating Partnership") is a subsidiary partnership of SPG. Shares of SPG are paired with beneficial interests in shares of stock of SPG Realty Consultants, Inc. ("SRC", and together with SPG, the "Company"). The Company and the Operating Partnership (collectively the "Simon Group") are engaged primarily in the ownership, operation, management, leasing, acquisition, expansion and development of real estate properties, primarily regional malls and community shopping centers.

On September 24, 1998, the merger between Simon DeBartolo Group, Inc. ("SDG") and Corporate Property Investors, Inc. ("CPI"), a privately held real estate investment trust and its "paired share" affiliate was completed. The CPI merger added 22 high quality regional malls plus three office buildings to the Simon Group portfolio.

At September 30, 1998, the Company, directly or through the Operating Partnership, owned or had an interest in 241 properties which consisted of regional malls, community shopping centers, and specialty and mixed-use properties containing an aggregate of 165 million square feet of gross leasable area (GLA) in 35 states. The Company, together with its affiliated management companies, owned or managed approximately 180 million square feet of GLA in retail and mixed-use properties.

This  package  was  prepared to provide (1) ownership  information,  (2)
certain  operational  information,  and  (3)   debt  information  as  of
September 30, 1998, for the Company and the Operating Partnership.

Certain statements contained in this Supplemental Package may constitute "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties which may affect the business and prospects of the Company and the Operating Partnership, including the risks and uncertainties discussed in other periodic filings made by the Company and the Operating Partnership with the Securities and Exchange Commission.

We  hope  you find this Supplemental Package beneficial.  Any questions,
comments  or  suggestions  should be  directed  to:   Shelly  J.  Doran,
Director of Investor Relations-Simon Property Group, P.O. Box 7033, Indianapolis, IN 46207 (317) 685-7330.
<Page 5>
                          SIMON PROPERTY GROUP
                   ECONOMIC OWNERSHIP STRUCTURE (1)(4)
                           SEPTEMBER 30, 1998




SIMON PROPERTY GROUP, L.P.             225,672,058 units


                                     Partners:         Units     %
  ---------                                 -----          --
     SD Property Group, Inc.(2)
       SPG Properties, Inc.                             99.99%
       100 Individual Shareholders                       0.01%
                                                         -----
                                         37,873,965    100.00%
                                                         -----
     SPG Properties, Inc. (2)
       Simon Property Group, Inc.                       99.99%
       100 Individual Shareholders                       0.01%
                                                         -----
                                         75,825,562    100.00%
                                                         -----
     Simon Property Group, Inc.(2)(3)(5)
       Public Shareholders                               97.6%
       Simon Family                                       2.0%
       DeBartolo Family                                   0.0%
       Executive Management                               0.4%
                                                         -----
                                         47,790,550    100.00%
                                                         -----

          Limited Partners:
       Simon Family                      34,584,455      53.9%
       DeBartolo Family                  22,222,599      34.6%
       Executive Management                 153,498       0.2%
       Other Limited Partners             7,221,429      11.3%
                                         ----------      -----
                                         64,181,981     100.0%
                                         ----------      -----

Ownership of Simon Property Group, L.P.

  Simon Property Group, Inc.
       Public Shareholders                               69.9%
       Simon Family                                       1.4%
       DeBartolo Family                                   0.0%
       Executive Management                               0.3%
                                                         -----
                                                         71.6%
                                                         -----
  Limited Partners
       Simon Family                                      15.3%
       DeBartolo Family                                   9.8%
       Executive Management                               0.1%
       Other Limited Partners                             3.2%
                                                         -----
                                                         28.4%
                                                         -----
                                                        100.0%
                                                         -----

Simon Property Group, Inc.(2)(3)(5)


  Common Shareholders                          Shares       %
  -------------------                       ---------      --

  Public Shareholders                    162,699,558    97.6%
  Simon Family                             3,318,421     2.0%
  DeBartolo Family                            31,623     0.0%
  Executive Management                       728,489     0.4%
                                          ----------   ------
                                         166,778,091   100.0%



(1)  Schedule excludes preferred stock; see "Preferred Stock
     Outstanding."
(2)  General partner of Simon Property Group, L.P.
(3) Shares of Simon Property Group, Inc. ("SPG") are paired with beneficial interests in shares of stock of SPG Realty Consultants, Inc.
(4)  Schedule excludes units not convertible into common stock.
(5) The number of outstanding shares of common stock of SPG exceeds the number of Simon Property Group, L.P. units owned by SPG by approximately
     5.29 million. This is the result of the direct ownership of Ocean County Mall by SPG.
<Page 6>
                          SIMON PROPERTY GROUP
               Changes in Common Stock and Unit Ownership
    For the Period from December 31, 1997 through September 30, 1998


                                              Operating
                                             Partnership      Company
                                               Units(1)   Common Shares(2)


Number Outstanding at December 31, 1997       61,850,762   109,643,001


Restricted Stock Awards
 (Stock Incentive Program), Net                   -            498,191

Issuance of Stock and Units in Connection
 with Acquisitions of Cordova Mall,
 Lakeline Mall, The Westchester, and
 Rolling Oaks Mall                             2,336,699       519,889

Conversion of units into cash (2,580)             -

Conversion of units into stock                                  (2,900)
2,900

Shares Placed in Unit Investment Trusts           -          2,957,335

Issuance of Stock in connection with
 the DeBartolo Merger                             -             32,062

Issuance of Stock in connection with
 the CPI Merger                                   -         53,078,564

Issuance of Stock for Employee and
 Director Stock Option Exercises                  -             46,149


Number Outstanding at September 30, 1998(3)   64,181,981   166,778,091


              Total Common Shares and Units Outstanding at
                   September 30, 1998: 230,960,072(3)


(1) Excludes units owned by the Company (shown here as Company Common Shares) and units not convertible into common shares.
(2) Common shares prior to the CPI acquisition reflected shares of Simon DeBartolo Group, Inc.
(3) Excludes preferred units relating to preferred stock outstanding (see Schedule of Preferred Stock).
<Page 7>
                          SIMON PROPERTY GROUP
                       Preferred Stock Outstanding
                        As of September 30, 1998
                              ($ in 000's)


                                      Number
                                        of     Liquidation         Ticker
       Issuer          Description    Shares   Preference    $     Symbol


                  Series A
                  Preferred
Simon Property    6.5% Convertible
Group, Inc.       (1)                   209,249    $1,000  $209,249   N/A

                  Series B
                  Preferred
Simon Property    6.5% Convertible
Group, Inc.       (2)                 4,844,331      $100  $484,433 SPGPrB


                  Series B
SPG Properties,   Preferred
Inc.              8 _% Perpetual      8,000,000       $25  $200,000 SGVPrB
                  (3)

                  Series C
SPG Properties,   Preferred 7.89%
Inc.              Perpetual (4)       3,000,000       $50  $150,000   N/A



(1)    Assumed  in  connection  with  the  CPI  merger.   Each  share  is
  convertible into a number of shares of common stock obtained by dividing $1,000 by $26.319 (conversion price), which is subject to adjustment as
  outlined  below.   The  stock is not redeemable, except  as  needed  to
  maintain or bring the direct or indirect ownership of the capital stock of the Company into conformity with the requirements of Section 856(a)(6) of the Code.

(2) Issued as part of the consideration for the CPI merger. Each share is convertible into a number of shares of common stock of the Company obtained by dividing $100 by $38.669 (the conversion price), which is subject to adjustment as outlined below. The Company may redeem the stock on or after September 24, 2003 at a price beginning at 105% of the liquidation preference plus accrued dividends and declining to 100% of the liquidation preference plus accrued dividends any time on or after
  September  24,  2008.   The shares are traded on  the  New  York  Stock
  Exchange. The closing price on September 30, 1998, was $81.00 per share.

  The conversion prices of the Series A and Series B Convertible Preferred Stock are subject to adjustment by the Company in connection with certain events including (i) any subdivision or combination of shares of common stock of the Company or the declaration of a distribution in the form of additional shares of common stock of the Company, (ii) issuances of rights or warrants to the holders of common stock of the Company, and (iii) any consolidation or merger to which the Company is a party, any sale or conveyance to another person of all or substantially all of the assets of the Company or any statutory exchange of securities with another person.

(3) The Company may redeem the stock on or after September 29, 2006. The shares are not convertible into any other securities of the Company. The shares are traded on the New York Stock Exchange. The closing price on September 30, 1998, was $26.375 per share.

(4)   The  Cumulative Step-Up Premium Rate Preferred Stock was issued  at
  7.89%.  The shares are redeemable after September 30, 2007.   Beginning
  October 1, 2012, the rate increases to 9.89%.
<Page 8>
                        SIMON PROPERTY GROUP
        Reconciliation of Income to Funds From Operations ("FFO")
                        As of September 30, 1998

              (Amounts in thousands, except per share data)



                                          Three Months        Nine Months
                                             Ended               Ended
                                           September 30       September 30,
                                           1998     1997     1998       1997

Income Before Extraordinary Items         $52,851   $54,286  $141,489   $145,761

Plus:  Depreciation and Amortization
from Consolidated Properties               60,877    47,981   177,038    135,067

Less:  Minority Interest Portion of
Depreciation and Amortization              (1,780)     (972)   (5,374)   (3,486)

Plus:  Simon's Share of Depreciation,
Amortization and Extraordinary Items
from Unconsolidated Affiliates             19,646     9,995    50,754     28,005

Plus:  (Gain) Loss on Sales of Assets          64         0     7,283       (20)

Less:  Preferred Dividends                 (8,074)   (9,101)  (22,742)  (21,914)

FFO of Simon Portfolio                   $123,584  $102,189  $348,448   $283,413
     Percent Increase                        20.9%               22.9%



FFO of Simon Portfolio                   $123,584  $102,189  $348,448   $283,413

Basic FFO per Paired Share:

Basic FFO Allocable to the Company        $79,841   $63,173  $222,575   $174,581

Basic Weighted Average Paired Shares
Outstanding                               117,150    98,786   112,957     97,766

Basic FFO per Paired Share                  $0.68     $0.64     $1.97      $1.79
     Percent Increase                         6.3%               10.1%

Diluted FFO per Paired Share:

Diluted FFO Allocable to the Company      $79,920   $63,267  $223,106   $174,798

Diluted Weighted Average Number of
Equivalent Paired Shares                  117,475    99,171   113,500     98,147

Diluted FFO per Paired Share                $0.68     $0.64     $1.97      $1.78
     Percent Increase                         6.3%               10.7%

<Page 9>

                          SIMON PROPERTY GROUP
                     Selected Financial Information
                        As of September 30, 1998

                     (In thousands, except as noted)



                                  As of or for the
                                 Nine Months Ended
                                   September 30,
                                   1998      1997       % Change
                                ---------- ---------    ---------
Financial Highlights of the
Company
----------------------------

Total Revenue - Consolidated
Properties                       $932,970   $747,252         24.9%

Total EBITDA of Simon
Portfolio                        $907,968   $649,514         39.8%
EBITDA After Minority
Interest                         $702,777   $520,615         35.0%

Net Income Available to
Common Shareholders               $80,381    $77,826          3.3%
Basic Net Income per Common
Share                               $0.71      $0.80        -11.3%
Diluted Net Income per
Common Share                        $0.71      $0.80        -11.3%

FFO of the Simon Portfolio       $348,448   $283,413         22.9%
Basic FFO Allocable to the
Company                          $222,575   $174,581         27.5%
Diluted FFO Allocable to the
Company                          $223,106   $174,798         27.6%
Basic FFO per Common Share          $1.97      $1.79         10.1%
Diluted FFO per Common Share        $1.97      $1.78         10.7%

Common Stock Distributions,
per Common Share                  $1.5150    $1.5025          0.8%


Operational Statistics
----------------------------

Occupancy at End of Period:
     Regional Malls (1)              87.7%      86.0%         1.7%
     Community Shopping
        Centers (2)                  90.8%      93.1%        -2.3%
<Page 22>
Average Base Rent per Square
Foot:
     Regional Malls (1)            $23.20     $21.82          6.3%
     Community Shopping
        Centers (2)                 $7.47      $7.78         -4.0%

Regional Malls:
Total Tenant Sales Volume,
in millions (3)(4)                 $6,457     $4,541         42.2%
Total Sales per Square
Foot (4)                             $320       $301          6.3%
Comparable Sales per Square
Foot (4)                             $327       $307          6.5%


Number of Properties Open at
End of Period                         241        200         20.5%

Total GLA at End of Period,
in millions                         164.9      127.7         29.1%


(1)   Includes mall and freestanding stores.
(2)   Includes all Owned GLA.
(3)   Represents only those tenants who report sales.
(4) Based upon the standard definition of sales for regional malls adopted by the International Council of Shopping Centers which includes only mall and freestanding stores less than 10,000 square feet.
<Page 10>
                          SIMON PROPERTY GROUP
                     Selected Financial Information
                        As of September 30, 1998

                     (In thousands, except as noted)

                                    September 30,  September 30,
Equity Information                        1998           1997
-----------------------                  -----         -----

Limited Partner Units Outstanding at
                       End of Period        64,182       61,009

Common Shares Outstanding at End of        166,778      103,664
Period                                 -----------   ----------


       Total Common Shares and Units       230,960      164,673
        Outstanding at End of Period   ===========   ==========

Basic Weighted Average Paired Shares
                         Outstanding       112,957       97,766
  Diluted Weighted Average Number of
            Equivalent Paired Shares       113,500       98,147




                                     September 30,  December 31,
                                         1998           1997
                                         -----         -----
Selected Balance Sheet Information
----------------------

Total Assets                            $13,043,273   $7,662,667

Consolidated Debt                        $7,745,917   $5,077,990

Simon Group's Share of Joint Venture
Debt                                     $1,256,474     $770,776


Debt-to-Market Capitalization
----------------------

Common Stock Price at End of Period          $29.75     $32.6875

Equity Market
Capitalization (1)                      $7,891,846   $5,966,702

Total Consolidated Capitalization      $15,637,763  $11,044,692

Consolidated Debt-to-Market
Capitalization                                49.5%        46.0%

    Total Capitalization - Including
      Simon Group's Share of JV Debt   $16,894,237  $11,815,468

     Debt-to-Market Capitalization -
 Including Simon Group's Share of JV
                                Debt          53.3%        49.5%


(1) Market value of Common Stock, Units and both issues of Series B Preferred Stock plus book value of Series C Preferred Stock and Series A Convertible Preferred Stock.
<Page 11>

                          SIMON PROPERTY GROUP
     Portfolio GLA, Occupancy & Rent Data (Excluding CPI Portfolio)
                        As of September 30, 1998

                                                                 Avg.
                                                             Annualized
                                                            Base Rent Per
                                                               Leased
Type of                       Total      % of     GLA Which    Sq. Ft.
Property       GLA-Sq. Ft.   Owned GLA  Owned GLA is Leased of Owned GLA
-------------- ----------   ----------  --------- --------- -----------

Regional Malls
--------------

-Anchor        70,793,278   24,517,600     28.6%     96.7%       $3.39

-Mall Store    39,537,892   39,505,296     46.2%     87.4%      $23.90
-Freestanding   2,916,357    1,638,134      1.9%     95.5%       $8.02
                ---------    ---------      ----
     Subtotal  42,454,249   41,143,430     48.1%     87.7%      $23.20


Regional Mall
 Total        113,247,527   65,661,030     76.7%     91.1%      $15.48


Community Shopping Centers
--------------------------

-Anchor        12,261,026    7,912,433      9.3%     95.6%       $6.04
-Mall Store     4,640,955    4,555,197      5.3%     81.7%       10.53
-Freestanding     979,669      454,562       .5%     98.2%        6.50

Community Ctr.
 Total         17,881,650   12,922,192     15.1%     90.8%       $7.47

Office Portion
Of Mixed-Use
Properties      2,257,923    2,257,923      2.6%     90.7%      $19.16

Value-Oriented
Super-Regional
 Malls          3,775,603    3,634,008      4.3%

Properties under
Redevelopment   1,920,070    1,108,851      1.3%


GRAND TOTAL   139,082,773   85,584,004   100.00%

                            Occupancy History
                                                   Community
         As of            Regional Malls(1)   Shopping Centers(2)
         -----             ----------------    -----------------

           9/30/98               87.7%                 90.8%
           9/30/97               86.0%                 93.1%


          12/31/97               87.3%                 91.3%
          12/31/96               84.7%                 91.6%
          12/31/95(3)            85.5%                 93.6%
          12/31/94(3)            85.6%                 93.9%

(1) Includes mall and freestanding stores.
(2) Includes all Owned GLA.
(3)On a pro forma combined basis giving effect to the merger with DeBartolo Realty Corporation ("DRC") for periods presented.
<Page 12>

                          SIMON PROPERTY GROUP
        Portfolio GLA, Occupancy & Rent Data (CPI Portfolio Only)
                        As of September 30, 1998

                                                                 Avg.
                                                              Annualized
                                                            Base Rent Per
                                                                Leased
Type of                       Total     % of      GLA Which     Sq. Ft.
Property       GLA-Sq. Ft.  Owned GLA  Owned GLA  is Leased  of Owned GLA
-------------- ----------   ----------  --------- --------- -----------

Regional Malls
--------------

-Anchor        16,039,059    2,874,298     23.1%     94.6%       $6.41

-Mall Store     8,887,290    8,871,990     71.5%     91.0%      $35.95
-Freestanding     315,938       64,884      0.5%     21.9%      $19.75
                  -------       ------      ----
     Subtotal   9,203,228    8,936,874     72.0%     90.5%      $35.92


Regional Mall
 Total         25,242,287   11,811,172     95.1%     91.5%      $30.34


Community Shopping Centers
--------------------------

-Anchor            20,929       20,929      0.2%    100.0%       $8.35
-Mall Store       102,196      102,196      0.8%     96.4%        9.91
-Freestanding      12,158                  00.0%      N/A          N/A

Community Ctr.
 Total            135,283      123,125      1.0%     97.0%       $9.64

Office Portion
Of Mixed-Use
Properties        484,905      484,905      3.9%     84.3%      $23.42



GRAND TOTAL(4) 25,862,475   12,419,202   100.00%

                            Occupancy History
                                                   Community
         As of            Regional Malls(1)   Shopping Centers(2)
         -----             ----------------    -----------------

           9/30/98               90.5%                 97.0%


          12/31/97               94.0%                   (3)
          12/31/96               90.4%                   (3)
          12/31/95               93.1%                   (3)
          12/31/94               92.4%                   (3)

(1)  Includes mall and freestanding stores.
(2) Includes all Owned GLA.
(3)  Historical data not available and not material.
(4)  Excludes Palm Beach Mall, 50% owned by SPG prior to the CPI merger.
<Page 13>
                          SIMON PROPERTY GROUP
               Rent Information (Excluding CPI Portfolio)
                        As of September 30, 1998



Average Base Rent
------------



             Freestanding                   Mall &
              Stores at         %          Community       %
As of       Regional Malls    Change    Shopping Centers    Change
-----       --------------    ------    ---------------- ------
9/30/98          $23.20        6.3%           $7.47       -4.0%
9/30/97           21.82          -             7.78          -

12/31/97         $23.65       14.4%           $7.44       -2.7%
12/31/96          20.68        7.8             7.65        4.9
12/31/95(1)       19.18        4.4             7.29        2.4
12/31/94(1)       18.37        3.8             7.12        N/A


Rental Rates
--------


              Base Rent (2)
               -----------
            Store       Store
           Openings    Closings              Amount of Change
            During      During              -----------------
Year        Period      Period             Dollar    Percentage
----        ------      ------             ------    ----------

Regional Malls:
---------------
1998 (YTD)  $24.59      $21.43              $3.16       14.7%
1997         29.66       21.26               8.40(3)    39.5(3)
1996         23.59       18.73               4.86       25.9


Community Shopping Centers:
---------------------------
1998 (YTD)  $10.64      $10.67             $(0.03)      (0.3)%
1997          8.63        9.44             ($0.81)      (8.6)%
1996          8.18        6.16               2.02       32.8


(1)On a pro forma combined basis giving effect to the merger with DRC for periods presented.
(2)Represents the average base rent in effect during the period for those tenants who signed leases as compared to the average base rent in effect during the period for those tenants whose leases terminated or expired.
(3)Including the acquisitions of Dadeland Mall, The Fashion Mall at Keystone at the Crossing, the RPT properties and the opening of The Source. Excluding these events, the spread was $6.57, or a 30.9% increase.
<Page 14>
                          SIMON PROPERTY GROUP
            Lease Expirations(1) - (Including CPI Portfolio)
                        As of September 30, 1998



                   Number             Avg. Base
                     Of                Rent per
                   Leases    Square  Square Foot
   Year           Expiring    Feet    at 9/30/98
   ----           --------  -------   ----------

Regional Malls - Mall
& Freestanding Stores
---------------------
1998 (10/1             233      417,382     27.27
  - 12/31)
1999                 1,632    3,450,463     24.18
2000                 1,654    3,239,965     25.83
2001                 1,413    3,300,835     24.44
2002                 1,396    3,201,775     24.74
2003                 1,530    3,763,814     26.13
2004                 1,289    3,618,287     26.58
2005                 1,222    3,875,847     25.92
2006                 1,319    3,816,328     27.40
2007                 1,155    3,369,801     29.78
2008                   951    3,347,216     28.54
                     -----   ----------
TOTALS              13,794   35,401,713    $26.40


Regional
Malls -
Anchor
Tenants
--------

1998 (10/1 -
12/31)                   -            -          -
1999                    14    1,706,633      2.37
2000                    14    2,031,903      1.88
2001                    13    1,708,149      2.25
2002                    11    1,222,162      1.70
2003                    15    1,816,447      2.31
2004                    19    1,729,095      3.58
2005                    13    1,425,673      3.03
2006                    16    1,944,240      3.30
2007                     7      636,374      2.79
2008                    11    1,209,859      4.40
                     -----   ----------
TOTALS                 133   15,430,535     $2.72

Community Centers -
Mall Stores &
Freestanding Stores
------------------

1998 (10/1-             24      50,428      11.13
12/31)
1999                   158     469,609      11.31
2000                   274     713,836      10.80
2001                   185     549,624      11.46
2002                   122     440,502      11.08
2003                   118     537,465      10.67
2004                    44     274,326       8.29
2005                    31     233,611       9.39
2006                    19     248,593       7.06
2007                    11     114,974       8.71
2008                    15     127,934       9.73
                      -----   ---------
TOTALS                1001   3,760,902     $10.35

(Page 15)

Community
Centers -
Anchor
Tenants
----------


1998 (10/1-
12/31)                   -           -          -
1999                     7     346,047       2.89
2000                    10     339,367       5.26
2001                    13     537,403       4.13
2002                     9     365,636       5.57
2003                    10     299,248       6.83
2004                     9     232,700       6.64
2005                    11     630,445       5.61
2006                    10     660,361       5.46
2007                     4     746,559       6.13
2008                     9     363,603       6.79
                      -----  ----------
TOTALS                 102   4,521,369      $5.50

(1) Does not consider the impact of options that may be contained in leases.
(Page 16)

SIMON PROPERTY GROUP
SPG's Share of Total Debt Amortization and Maturities by Year
As of  September 30, 1998
(In thousands)

                 SPG's Share   SPG's Share
                      of            of       SPG's Share of    SPG's Share
                   Secured      Unsecured    Unconsolidated       of
                 Consolidated  Consolidated   Joint Venture      Total
    Year             Debt          Debt       Secured Debt        Debt



1998           0      172,949            0            3,471      176,420
1999           1      201,066      513,000          100,881      814,947
2000           2      264,758    1,397,000          148,378    1,810,136
2001           3      280,517            0           37,470      317,987
2002           4      580,391      250,000           97,408      927,799
2003           5       78,531      575,000          190,363      843,895
2004           6      492,897      400,000           40,569      933,467
2005           7       43,655      660,000           92,737      796,392
2006           8      108,847      250,000          214,811      573,658
2007           9      131,066      180,000           95,308      406,374
2008          10        2,323            0          178,431      180,754
Thereafter            145,202      875,000           56,646    1,076,848
                  -----------  -----------   --------------   ----------

                   $2,502,203   $5,100,000       $1,256,474   $8,858,677
                   ==========   ==========   ==============   ===========

Premiums and
Discounts on                                                      17,254
Indebtedness,
Net

SPG's Share
of Total
Indebtedness                                                  $8,875,931
<Page 17>


SIMON PROPERTY GROUP
Summary of Indebtedness
As of  September 30, 1998
(In thousands)

                                                    Weighted
                                         SPG's        Avg.    Weighted Avg.
                             Total      Share of    Interest      Years
                          Indebtedness Indebtedness   Rate     to Maturity

Consolidated
Indebtedness

Mortgage Debt
Fixed Rate                  2,156,729    2,074,231     7.71%           5.8
Debt Swapped to Maturity       50,000       50,000     7.74%           2.9
Capped to Maturity,
Currently "In the Money"      289,379      253,349     6.26%           2.5
Other Hedged Debt              50,000       50,000     5.93%           1.3
Floating Rate Debt             82,875       74,623     6.82%           2.5
                          -----------   ----------  --------   -----------
Total Mortgage Debt         2,628,983    2,502,203     7.50%           5.2

Unsecured Debt
Fixed Rate                  3,190,000    3,190,000     7.21%           9.7
Capped to Maturity,
Currently "In the Money"       63,000       63,000     6.14%           0.3
Floating Rate Debt             70,000       70,000     6.03%           1.3
                          -----------  -----------  --------   -----------
Subtotal                    3,323,000    3,323,000     7.17%           9.4

Merger Corporate Bridge
Loan                          900,000      900,000     6.24%           1.1
Merger Corporate Bridge
Loan (Swapped)                500,000      500,000     5.71%           2.0
Revolving Corporate
Credit Facility               237,000      237,000     6.34%           1.0
Revolving Corporate
Credit Facility (Hedged)      140,000      140,000     6.34%           1.0
                           ----------   ----------  --------   -----------
Total Unsecured Debt        5,100,000    5,100,000     6.80%           6.6

Adjustment to Fair
Market Value - Fixed
Rate                           15,556       15,875       N/A           N/A
Adjustment to Fair
Market Value - Variable
Rate                            1,378        1,379       N/A           N/A

                           ----------    ---------   -------   -----------
Consolidated Mortgage
and Other indebtedness      7,745,917    7,619,457     7.01%           6.2
                          ===========   ==========  ========   ===========


Joint Venture Mortgage
Indebtedness
Fixed Rate                  1,950,117      934,762     7.42%           7.0
Debt Swapped to Maturity      120,000       30,000     7.38%           3.6
Other Hedged Debt             385,001      138,144     6.08%           4.3
Floating Rate Debt            363,977      153,567     6.23%           1.9
                          -----------   ----------   -------   -----------
Joint Venture Mortgages
and Other Indebtedness      2,819,095    1,256,474     7.13%           6.0
                          ===========   ==========  ========  ============

SPG's Share of Total
Indebtedness                             8,875,931     7.03%           6.1
<Page 18>

SIMON PROPERTY GROUP
Summary of Indebtedness By Maturity
As of  September 30, 1998
(In thousands)
                                                                           SPG's       Weighted Av
Property                            Maturity     Interest      Total       Share of    Interest Rate
Name                                  Date        Rate      Indebtedness  Indebtedness   by Year

Consolidated Indebtedness
Fixed Rate Mortgage Debt:

Great Lakes Mall - 2                   3/1/99     7.07%         8,520        8,520
Ingram Park Mall - 2                  11/1/99     9.63%         7,000        7,000
Ingram Park Mall - 1                  12/1/99     8.10%        48,116       48,116
Barton Creek Square                  12/30/99     8.10%        62,271       62,271
La Plaza Mall                        12/30/99     8.25%        49,621       49,621
     Subtotal 1999                                            175,528      175,528       8.15%

South Shore                      (3)   4/1/00     9.75%            96           96
Windsor Park Mall - 1                  6/1/00     8.00%         5,817        5,817
Trolley Square - 1                    7/23/00     5.81%        19,000       17,100
North East Mall                        9/1/00    10.00%        22,003       22,003
Bloomingdale Court                    12/1/00     8.75%        29,009       29,009
Forest Plaza                          12/1/00     8.75%        16,904       16,904
Fox River Plaza                       12/1/00     8.75%        12,654       12,654
Lake View Plaza                       12/1/00     8.75%        22,169       22,169
Lincoln Crossing                      12/1/00     8.75%           997          997
Matteson Plaza                        12/1/00     8.75%        11,159       11,159
Regency Plaza                         12/1/00     8.75%         1,878        1,878
St. Charles Towne Plaza               12/1/00     8.75%        30,742       30,742
West Ridge Plaza                      12/1/00     8.75%         4,612        4,612
White Oaks Plaza                      12/1/00     8.75%        12,345       12,345
                                                          -----------   ----------
     Subtotal 2000                                            189,385      187,485       8.61%

Biltmore Square                        1/1/01     7.15%        26,900       26,900
Chesapeake Square                      1/1/01     7.28%        48,505       48,505
Port Charlotte Town Center             1/1/01     7.28%        52,883       52,883
J.C. Penney/Net Leased (North                                                  991
Folk)                                11/30/01     8.50%           991
Great Lakes Mall - 1                   3/1/01     6.74%        52,831       52,831
                                                          -----------   ----------
     Subtotal 2001                                            182,110      182,110       7.11%

Lima Mall                              3/1/02     7.12%        18,970       18,970
Columbia Center                       3/15/02     7.62%        42,465       42,465
Northgate Shopping Center             3/15/02     7.62%        79,295       79,295
Tacoma Mall                           3/15/02     7.62%        92,778       92,778
J.C. Penney/Net Leased           (3)  5/31/02     6.80%           900          900
River Oaks Center                      6/1/02     8.67%        32,500       32,500
North Riverside Park Plaza - 1         9/1/02     9.38%         3,953        3,953
North Riverside Park Plaza - 2         9/1/02    10.00%         3,617        3,617
Principal Mutual Mortgages -
Pool 1                          (1)   9/15/02     6.81%       103,698      103,698
Principal Mutual Mortgages -
Pool 2                          (2)   9/15/02     6.77%       137,823      137,823
Northlake Mall                   (3)  12/1/02     8.00%         1,097        1,097
Palm Beach Mall                  (4) 12/15/02     8.21%        50,700       50,700
                                                          ----------- ------------
     Subtotal 2002                                            567,796      567,796       7.39%

Battlefield Mall                       6/1/03     7.50%        48,939       48,939
Miami International Mall             12/21/03     6.91%        46,618       27,971
                                                          -----------   ----------
     Subtotal 2003                                             95,557       76,910       7.29%
<Page 19>
Forum Phase I - Class A-1             5/15/04     7.13%        46,997       28,198
Forum Phase II - Class A-1            5/15/04     7.13%        43,004       23,652
Cielo Vista Mall - 2                   7/1/04     8.13%         2,323        2,323
College Mall                           7/1/04     7.00%        42,508       42,508
Greenwood Park Mall                    7/1/04     7.00%        35,602       35,602
Tippecanoe Mall                        7/1/04     8.45%        46,435       46,435
Towne East Square                      7/1/04     7.00%        56,201       56,201
CMBS Loan - Fixed Component          12/19/04     7.27%       175,000      175,000
                                                          -----------    ---------
     Subtotal 2004                                            448,070      409,919       7.30%

Melbourne Square                       2/1/05     7.42%        39,516       39,516
                                                          -----------  -----------
     Subtotal 2005                                             39,516       39,516       7.42%

Treasure Coast Square                  1/1/06     7.42%        53,407       53,407
Gulf View Square                      10/1/06     8.25%        37,777       37,777
Paddock Mall                          10/1/06     8.25%        30,044       30,044
                                                          -----------  -----------
     Subtotal 2006                                            121,228      121,228       7.88%

Cielo Vista Mall - 1                   5/1/07     9.38%        55,163       55,163
McCain Mall                            5/1/07     9.38%        25,844       25,844
Valle Vista Mall                       5/1/07     9.38%        34,229       34,229
University Park Mall                  10/1/07     7.43%        59,500       35,700
                                                           ----------    ---------
     Subtotal 2007                                            174,736      150,936       8.91%

Randall Park Mall - 2                 6/18/08     7.33%        35,000       35,000
                                                          -----------  -----------
     Subtotal 2008                                             35,000       35,000       7.33%

Windsor Park Mall - 2                  5/1/12     8.00%         8,863        8,863
                                                          -----------  -----------
     Subtotal 2012                                              8,863        8,863       8.00%

Chesapeake Center                     5/15/15     8.44%         6,563        6,563
Grove at Lakeland Square, The         5/15/15     8.44%         3,750        3,750
Terrace at Florida Mall, The          5/15/15     8.44%         4,688        4,688
                                                          -----------    ---------
     Subtotal 2015                                             15,001       15,001       8.44%

Sunland Park Mall                      1/1/26     8.63%        39,596       39,596
                                                          ----------- ------------
     Subtotal 2026                                             39,596       39,596       8.63%

Keystone at the Crossing               7/1/27     7.85%        64,343       64,343
                                                          ----------- ------------
     Subtotal 2027                                             64,343       64,343       7.85%

Total Consolidated Fixed Rate
Mortgage Debt                                               2,156,729    2,074,231       7.71%
                                                          ===========  ===========   ============
<Page 20>
Variable Rate Mortgage Debt:

Eastgate Consumer Mall               12/31/98     6.00%        22,929       22,929
Riverway                             12/31/98     6.38%       131,451      131,451
                                                           ----------   ----------
     Subtotal 1998                                            154,380      154,380       6.32%

White Oaks Mall                        3/1/99     6.88%        16,500        9,062
                                                           ----------  -----------
     Subtotal 1999                                             16,500        9,062       6.88%

Jefferson Valley Mall                 1/12/00     5.93%        50,000       50,000
Trolley Square                        7/23/00     7.22%         8,141        7,327
                                                           ----------    ---------
     Subtotal 2000                                             58,141       57,327       6.05%

Crystal River                          1/1/01     7.38%        16,000       16,000
Richmond Towne Square                 7/15/01     6.38%         8,488        8,488
Mission Viejo Mall                    9/14/01     6.43%        17,143       17,143
Orland Square                          9/1/01     7.74%        50,000       50,000
                                                           ----------  -----------
     Subtotal 2001                                             91,631       91,631       7.30%

Highland Lakes Center                  3/1/02     6.88%        14,377       14,377
Mainland Crossing                     3/31/02     6.88%         2,226        2,226
                                                           ----------   ----------
     Subtotal 2002                                             16,603       16,603       6.88%

Forum Phase I - Class A-2             5/15/04     6.19%        44,385       26,631
Forum Phase II - Class A-2            5/15/04     6.19%        40,614       22,338
CMBS Loan - Floating Component   (5) 12/19/04     6.16%        50,000       50,000
                                                           ----------  -----------
     Subtotal 2004                                            134,999       98,969       6.17%

Total Variable Rate Mortgage
Debt                                                          472,254      427,971       6.49%
                                                           ==========   ==========    ===========

Total Consolidated Mortgage Debt                            2,627,992    2,502,203       7.50%

<Page 21>
Fixed Rate Unsecured Debt:

Unsecured Notes - CPI 1           (3) 3/15/02     9.00%       250,000      250,000
     Subtotal 2002                                            250,000      250,000       9.00%

SPG, LP (Bonds)                       6/15/03     6.63%       375,000      375,000
Unsecured Notes - CPI 2           (3)  4/1/03     7.05%       100,000      100,000
SPG, LP (PATS)                       11/15/03     6.75%       100,000      100,000
                                                          -----------   ----------
     Subtotal 2003                                            575,000      575,000       6.72%

SCA (Bonds)                           1/15/04     6.75%       150,000      150,000
Unsecured Notes - CPI 3           (3) 8/15/04     7.75%       150,000      150,000
SPG, LP (Bonds)                       7/15/04     6.75%       100,000      100,000
                                                           ----------   ----------
     Subtotal 2004                                            400,000      400,000       7.13%

SCA (Bonds)                           5/15/05     7.63%       110,000      110,000
SPG, LP (Bonds)                       6/15/05     6.75%       300,000      300,000
SPG, LP (Bonds)                      10/27/05     6.88%       150,000      150,000
SPG, LP (MTN)                         6/24/05     7.13%       100,000      100,000
                                                          -----------   ----------
     Subtotal 2005                                            660,000      660,000       6.98%

SPG, LP (Bonds)                      11/15/06     6.88%       250,000      250,000
                                                           ----------   ----------
     Subtotal 2006                                            250,000      250,000       6.88%

SPG, LP (MTN)                         9/20/07     7.13%       180,000      180,000
                                                          -----------   ----------
     Subtotal 2007                                            180,000      180,000       7.13%

SPG, LP (Bonds)                       7/15/09     7.00%       150,000      150,000
                                                          -----------   ----------
     Subtotal 2009                                            150,000      150,000       7.00%

Unsecured Notes - CPI 4           (3) 9/15/13     7.18%        75,000       75,000
                                                          -----------   ----------
     Subtotal 2013                                             75,000       75,000       7.18%

Unsecured Notes - CPI 5           (3) 3/15/16     7.88%       250,000      250,000
                                                           ----------  -----------
     Subtotal 2016                                            250,000      250,000       7.88%

SPG, LP (Bonds)                       6/15/18     7.38%       200,000      200,000
                                                           ----------    ---------
     Subtotal 2018                                            200,000      200,000       7.38%

SPG, LP (MOPPRS)                      6/15/28     7.00%       200,000      200,000
                                                           ----------  -----------
     Subtotal 2028                                            200,000      200,000       7.00%


Total Unsecured Fixed Rate Debt     9.7 years               3,190,000    3,190,000       7.21%
                                                           ==========  ===========
<Page 22>
Variable Rate Unsecured Debt:

Unsecured Merger Bridge Loan -    (6)
1 Chase (1.4B)                        6/24/99     6.24%       450,000      450,000
     Subtotal 1999                                            450,000      450,000       6.24%

SPG, L.P. Unsecured Loan          (7) 1/31/00     6.03%        70,000       70,000
SPG, L.P. Unsecured Loan          (8) 1/31/00     6.14%        63,000       63,000
Corporate Revolving Credit
Facility                          (8) 9/27/00     6.34%       377,000      377,000
Unsecured Merger Bridge Loan -
2 Chase (1.4B)                    (6) 3/24/00     6.24%       450,000      450,000
Unsecured Merger Bridge Loan -
3 Chase (1.4B)                    (6) 9/24/00     5.71%       500,000      500,000
                                                            --------- ------------
     Subtotal 2000                                          1,460,000    1,460,000       6.07%

Total Unsecured Variable Rate                               1,910,000    1,910,000       6.11%
Debt
                                                           ==========   ==========

Total Unsecured Debt                                        5,100,000    5,100,000       6.80%

Net Discount on Fixed-Rate
Indebtedness                                                   15,556       15,875        N/A
Net Premium on Variable-Rate
Indebtedness                                                    1,378        1,379        N/A

Total Consolidated Debt                                     7,744,926    7,619,457       7.01%
<Page 23>
Joint Venture Indebtedness
Fixed Rate Mortgage Debt:

Florida Mall, The - 2                 2/28/00     6.65%        90,000       90,000
Northfield Square                      4/1/00     9.52%        24,126       24,126
Coral Square                          12/1/00     7.40%        53,300       26,650
                                                            ---------  -----------
     Subtotal 2000                                            167,426      140,776       7.28%

Highland Mall - 2                (3)  10/1/01     8.50%           306          153
Highland Mall - 3                (3)  11/1/01     9.50%         2,896        1,448
                                                            ---------   ----------
     Subtotal 2001                                              3,202        1,601       9.40%

Crystal Mall                     (3)   2/1/03     8.66%        50,553       25,276
Avenues, The                          5/15/03     8.36%        57,893       14,473
Century III Mall -1                    7/1/03     6.78%        66,000       33,000
Lakeland Square                      12/22/03     7.26%        52,560       26,280
                                                          -----------   ----------
     Subtotal 2003                                            227,006       99,030       7.62%

Indian River Commons                  11/1/04     7.58%         8,399        4,200
Indian River Mall                     11/1/04     7.58%        46,602       23,301
                                                           ----------    ---------
     Subtotal 2004                                             55,001       27,501       7.58%

Westchester, The                       9/1/05     8.74%       152,396       76,198
Cobblestone Court                    11/30/05     7.22%         6,180        2,163
Crystal Court                        11/30/05     7.22%         3,570        1,250
Fairfax Court                        11/30/05     7.22%        10,320        2,709
Gaitway Plaza                        11/30/05     7.22%         7,350        1,715
Plaza at Buckland Hills, The         11/30/05     7.22%        17,990        6,161
Ridgewood Court                      11/30/05     7.22%         7,980        2,793
Royal Eagle Plaza                    11/30/05     7.22%         7,301        2,555
Village Park Plaza                   11/30/05     7.22%         9,270        3,244
West Town Corners                    11/30/05     7.22%        10,330        2,411
Westland Park Plaza                  11/30/05     7.22%         4,950        1,155
Willow Knolls Court                  11/30/05     7.22%         6,490        2,272
Yards Plaza, The                     11/30/05     7.22%         8,270        2,895
                                                          -----------  -----------
     Subtotal 2005                                            252,396      107,521       8.30%

Seminole Towne Center                  1/1/06     6.88%        70,500       31,725
IBM CMBS Loan - Fixed Component  (9)   5/1/06     7.40%       300,000      150,000
Great Northeast Plaza                  6/1/06     9.04%        17,708        8,854
Smith Haven Mall                       6/1/06     7.86%       115,000       28,750
                                                          -----------  -----------
     Subtotal 2006                                            503,208      219,329       7.45%
<Page 24>
Town Center at Cobb              (3)   4/1/07     7.54%        50,921       25,460
Gwinnett  Place                  (3)   4/1/07     7.54%        39,967       19,983
Lakeline Mall                          5/1/07     7.65%        73,106       58,485
                                                          -----------   ----------
     Subtotal 2007                                            163,993      103,929       7.60%

Metrocenter                      (3)  2/28/08     8.45%        31,278       15,639
Aventura Mall - A                      4/6/08     6.55%       141,000       47,000
Aventura Mall - B                      4/6/08     6.60%        25,400        8,467
Aventura Mall - C                      4/6/08     6.89%        33,600       11,200
West Town Mall                         5/1/08     6.90%        76,000       38,000
Grapevine Mills - 2                   10/1/08     6.47%       155,000       58,125
                                                          -----------   ----------
     Subtotal 2008                                            462,278      178,431       6.79%

Highland Mall - 1                (3)  12/1/09     9.75%         7,978        3,989
Ontario Mills - 4               (10) 12/28/09     0.00%         4,628        1,157
                                                           ----------  -----------
     Subtotal 2009                                             12,606        5,146       7.56%

Mall of Georgia                  (3)   7/1/10     7.09%       103,000       51,500
                                                           ----------  -----------
     Subtotal 2010                                            103,000       51,500       7.09%

Total Joint Venture Fixed Rate
Mortgage Debt                                               1,950,117      934,762       7.42%
                                                           ==========   ==========    ===========

Variable Rate Mortgage Debt:

Tower Shops, The                 (7)  3/13/99     6.58%        14,222        7,111
Dadeland Mall                        12/10/99     6.08%       140,000       70,000
                                                          -----------   ----------
     Subtotal 1999                                            154,222       77,111       6.12%

Shops at Sunset Place, The       (7)  6/30/00     6.63%        64,541       24,203
                                                           ---------- ------------
     Subtotal 2000                                             64,541       24,203       6.63%

Source, The                      (8)  7/16/01     6.58%       116,214       29,054
                                                           ----------   ----------
     Subtotal 2001                                            116,214       29,054       6.58%
Arizona Mills
Lakeline Plaza - 1                     2/1/02     6.68%       140,001       36,842
Ontario Mills - 1                      6/6/02     5.75%        29,000       23,200
Ontario Mills - 2                (7)   5/7/02     7.37%        50,000       12,500
Ontario Mills - 3                (7)   5/7/02     7.21%        20,000        5,000
     Subtotal 2002               (7)   5/7/02     7.46%        50,000       12,500
                                                          -----------  -----------
                                                              289,001       90,042       6.67%

<Page 25>

IBM CMBS Loan - Floating
Component                       (8)    5/1/03     5.87%       185,000       92,500
                                                           ---------- ------------
     Subtotal 2003                                            185,000       92,500       5.87%

Circle Centre Mall                    1/31/04     5.82%        60,000        8,802
                                                           ----------    ---------
     Subtotal 2004                                             60,000        8,802       5.82%

Total Joint Venture Variable
Rate Debt                                                     868,978      321,712       6.27%
                                                           ==========   ==========   ============

Total Joint Venture Debt                                    2,819,095    1,256,474       7.13%

SDG's Share of Total Indebtedness                          10,565,021    8,875,931       7.03%

(1) This Principal Mutual Pool 1 loan is secured by cross-collateralized mortgages encumbering four of the Properties (Anderson, Forest Village
Park, Longview and South Park).   A weighted average rate is used for
these Pool 1 Properties.
(2) This Principal Mutual Pool 2 loan is secured by cross-collateralized mortgages encumbering seven of the Properties (Eastland, Forest Mall, Golden Ring, Hutchinson, Markland, Midland, and North Towne). A weighted average rate is used for these Pool 2 Properties .
(3)  Represents debt assumed in connection with the CPI merger.
(4) The Operating Partnership acquired the remaining 50% ownership percentage as part of the CPI merger.
(5) An interest rate protection agreement, which effectively fixes the interest rate at an all-in-one rate of 6.16%, was obtained on July 16, 1998.
(6) This Facility consist of (i) a $450 million nine-month term loan,
(ii) a $450 million 18-month term loan, and (iii) a $500 million 24-
month term loan. An interest rate  protection agreement relating to $500
million of the $1.4 billion was obtained on September 24, 1998.   Under
this agreement LIBOR  is swapped at a weighted average rate of 5.057%.
(7)  Two one-year options exist to extend maturity.
(8) Includes applicable extensions available at the Operating Partnership's option.
(9) Represents debt assumed in connection with the acquisition of certain Properties on February 27, 1998 by a joint venture in which the Simon Group participated. This is $485 million of Commercial Mortgage Notes secured by cross-collateralized mortgages encumbering thirteen of the Properties.
The Operating Partnership's share is $242 million. A weighted average rate is used.
(10) Notes for purchase of land from Ontario Redevelopment Agency at 6% commencing January 2000.
<Page 26>

                          SIMON PROPERTY GROUP
  Summary of Variable Rate Debt and Interest Rate Protection Agreements
                        As of September 30, 1998
                             (In thousands)
                                  Principal     SPG       SPG's   Interest
       Property          Maturity   Balance   Ownership   Share of   Rate     Terms of        Terms of
         Name              Date    09/30/98       %         Loan   09/30/98   Variable   Interest Rate Protection
                                                         Balance               Rate           Agreement

Consolidated
Properties:

Secured Debt:

                                                                            LIBOR +      LIBOR Capped at  5.00%
Eastgate Consumer Mall   12/31/98    22,929    100.00%     22,929   6.000%  1.000%       through maturity

                                                                            LIBOR +      LIBOR Capped at  5.00%
Riverway                 12/31/98   131,451    100.00%    131,451   6.375%  1.375%       through maturity

                                                                            LIBOR +      90-day LIBOR set on August
White Oaks Mall            3/1/99    16,500     54.92%      9,062   6.875%  1.250%       31, 1998

                                                                            LIBOR +      LIBOR Capped at  8.70%
Jefferson Valley Mall     1/12/00    50,000    100.00%     50,000   5.925%  0.550%       through maturity
                                                                            LIBOR +
Trolley Square            7/23/00     8,141     90.00%      7,327   7.219%  1.500%

                                                                            LIBOR +
Crystal River              1/1/01    16,000    100.00%     16,000   7.375%  2.000%
                                                                            LIBOR +
Richmond Towne Square     7/15/01     8,488    100.00%      8,488   6.375%  1.000%
                                                                            LIBOR +      LIBOR Swapped at 7.24%
Orland Square              9/1/01    50,000    100.00%     50,000   7.742%  0.500%       through maturity
                                                                            LIBOR +
Mission Viejo Mall        9/14/01    17,143    100.00%     17,143   6.425%  1.050%

                                                                            LIBOR +
Highland Lakes Center      3/1/02    14,377    100.00%     14,377   6.875%  1.500%
                                                                            LIBOR +
Mainland Crossing         3/31/02     2,226    100.00%      2,226   6.875%  1.500%

                                                                                         Through an interest rate
Forum Phase I - Class A-                                                    LIBOR +      protection agreement,
2                         5/15/04    44,385     60.00%     26,631   6.190%  0.300%       effectively fixed
                                                                                         at an all-in-one rate of
                                                                                         6.19%
                                                                                         Through an interest rate
Forum Phase II - Class                                                      LIBOR +      protection agreement,
A-2                       5/15/04    40,614     55.00%     22,338   6.190%  0.300%       effectively fixed
                                                                                         at an all-in-one rate of
                                                                                         6.19%
                                                                                         LIBOR Capped at  5.79%
CMBS Loan - Floating                                                        LIBOR +      through maturity.  See
Component                12/19/04    50,000    100.00%     50,000   6.155%  0.365%       Footnote (1)

Total Consolidated
Secured Debt                        472,254               427,971
                                  =========              ========

Unsecured Debt:

SDG, L.P. Unsecured                                                         LIBOR +
Loan                      1/31/00    70,000    100.00%     70,000   6.025%  0.650%
                                                                                         A two year interest rate
                                                                                         protection agreement, which
SDG, L.P. Unsecured                                                         LIBOR +      effectively fixes the
Loan                      1/31/99    63,000    100.00%     63,000   6.140%  0.650%       interest
                                                                                         rate at an all-in-one rate of
                                                                                         6.14% was obtained on January
                                                                                         15, 1998.
Unsecured Bridge Loan -                                                     LIBOR +
1 Chase (1.4B)            6/24/99   450,000    100.00%    450,000   6.244%  0.650%
Unsecured Bridge Loan -                                                     LIBOR +
2 Chase (1.4B)            3/24/00   450,000    100.00%    450,000   6.244%  0.650%
Unsecured Bridge Loan -                                                     LIBOR +      LIBOR Swapped at a weighted
3 Chase (1.4B)            9/24/00   500,000    100.00%    500,000   5.707%  0.650%       average rate of 5.06%.

Unsecured Revolving
Credit Facility - UBS                                                       LIBOR +
(1.25B)                   9/27/00   377,000    100.00%    377,000   6.340%  0.650%       See Footnote (2)

Total  Consolidated
Unsecured Debt                    1,910,000             1,910,000
                                   ========             =========

Net Premium on Variable-
Rate Indebtedness
                                      1,378                 1,379

Consolidated Variable
Rate Debt                         2,383,632             2,339,350
                                  =========              ========
<Page 27>
Joint Venture
Properties:


                                                                            LIBOR +      Two one-year extensions exist
Tower Shops, The          3/13/99    14,222     50.00%      7,111   6.575%  1.200%       to extend maturity.
                                                                            LIBOR +
Dadeland Mall            12/10/99   140,000     50.00%     70,000   6.075%  0.700%


Shops at Sunset Place,                                                      LIBOR +
The                       6/30/00    64,541     37.50%     24,203   6.625%  1.250%       See Footnote (3)
                                                                            LIBOR +
Source, The               7/16/01   116,214     25.00%     29,054   6.575%  1.200%       See Footnote (4)

                                                                            LIBOR +      LIBOR Capped at  9.50%
Arizona Mills              2/1/02   140,001     26.32%     36,842   6.675%  1.300%       through maturity
                                                                                         LIBOR Swapped at  6.37%
                                                                            LIBOR +      through maturity.  See
Ontario Mills - 1          5/7/02    50,000     25.00%     12,500   7.370%  1.000%       Footnote (5).
                                                                            LIBOR +      LIBOR Swapped at 6.21%
Ontario Mills - 2          5/7/02    20,000     25.00%      5,000   7.210%  1.000%       through maturity
                                                                            LIBOR +      LIBOR Swapped at 6.21%
Ontario Mills - 3          5/7/02    50,000     25.00%     12,500   7.460%  1.250%       through maturity
                                                                            LIBOR +
Lakeline Plaza - 1         6/6/02    29,000     80.00%     23,200   5.750%  0.375%

                                                                            See          The Operating Partnership
IBM CMBS Loan -                                                             Footnote     took assignment of an
Floating Component         5/1/03   185,000     50.00%     92,500   5.873%  (6)          interest rate protection
                                                                                         agreement (LIBOR cap of
                                                                                         11.67%) relating to the
                                                                                         Macerich debt assumed.

                                                                            LIBOR +      LIBOR Capped at  8.81%
Circle Centre Mall        1/31/04    60,000     14.67%      8,802   5.815%  0.440%       through maturity

Total Joint Venture
Properties                          868,978               321,712
                                  =========              ========

Total Variable Mortgage
and Other Indebtedness            3,252,610             2,661,062


Footnotes:
(1) An interest rate protection agreement, which effectively fixes the interest rate at an all-in-one rate of 6.16%, was obtained on July 20, 1998. The existing 16.77% LIBOR cap was transferred to the Unsecured Revolving Credit Facility.
(2) A 11.53% LIBOR cap on $90M and a 16.77% LIBOR cap on $50M has been transferred from Forum and CMBS Loan - Floating Component.
(3)  Rate can be reduced based upon project performance.
(4) The Operating Partnership closed on $124 million of permanent financing on November 16, 1998. The new non-recourse loan has a 10-year term with a fixed rate of 6.65%.
(5) The Operating Partnership closed on $145 million of permanent financing on October 26, 1998. The new non-recourse loan has a 10 year maturity and bears interest at 6.75%.
(6) Represents debt assumed in the acquisition of certain Properties on February 27, 1998 by a joint venture in which the Simon Group participated. A weighted average rate is used..
      The following table summarizes variable rate debt:

                                  Total        SDG Share
 Swapped debt                      670,000         580,000
 Capped debt "in the money"        352,379         316,349
 Other hedged variable rate
debt                               575,001         328,144
 Unhedged variable rate
debt                             1,655,230       1,436,569
                                 3,252,610       2,661,062
                               ===========    ============
<Page 28>

                          SIMON PROPERTY GROUP
                    New Development Activities
                        As of September 30, 1998



                                                  Non-Anchor
                      Simon            Projected      Sq.
                     Group's   Actual/   Cost       Footage
      Mall/         Ownership  Projected (in        Leased/     GLA
     Location       Percentage  Opening  millions)  Committed  (sq. ft.)
                                                    (1)
    ---------       ---------  -------- ---------   --------   ---------
Projects Under
Construction
------------

Shops at Sunset        38%      12/98       $150      95%           510,000
Place
South Miami, FL


Anchors/Major        AMC 24 Theatre,
Tenants:             NIKETOWN, Barnes & Noble, IMAX Theatre,
                     Virgin Megastore, Z Gallerie,
                     GameWorks, FAO Schwarz



The Mall of Georgia    50%      8/99        $246      (2)         1,500,000
Buford, Georgia
(Atlanta)


Anchors/Major
Tenants:              Nordstrom (opening 3/00)
                      Dillard's, Lord & Taylor,
                      JCPenney, Galyan's, Bed Bath &
                      Beyond, Haverty's,
                      Barnes & Noble


Concord Mills          50%      9/99        $216      (2)         1,400,000
Concord, NC
(Charlotte)


Anchors/Major
Tenants:             Books-A-Million,
                     Bed Bath & Beyond, TJMaxx,
                     Burlington Coat Factory,
                     Bass Pro Outdoor World,
                     AMC Theatres, Host Marriott
                     Services (food court)


The Shops at
Northeast Plaza        100%     11/99       $42       (2)           341,000
Hurst, TX

Anchors/Major
Tenants:             Micheal's, OfficeMax, PetsMart,
                     Cost Plus, TJMaxx, Bed Bath &
                     Beyond, Just for Feet

<Page 30>
The Mall of Georgia
Crossing               50%      11/99       $38       (2)           444,000
Buford, GA
(Atlanta)

Anchors/Major
Tenants:              Target, Nordstrom Rack,
                      Best Buy, Upton's, Staples




Projects Under
Development
-----------

Waterford Lakes
Town Center                   11/99 and
        Orlando, FL    100%     11/00       $84       (2)           900,000

(1)  Community Center leased/committed percentage includes owned anchor
GLA.
(2)  Leasing still in preliminary stage.
<Page 29>
                      SIMON PROPERTY GROUP
              Significant Renovation/ Expansion Activities
                        As of September 30, 1998



                      Simon
                     Group's              Projected    Total         New or
                    Ownership   Actual/     Cost     Existing      Incremental
      Mall/          Percent-  Anticipated   (in        GLA           GLA
     Location          age     Completion   millions)(sq. ft.)     (sq. ft.)
---------           ----------  -------   ---------   --------     ----------


Projects To Be
Completed in 1998
 -----------------


Castleton Square       100%       11/98        $33      1,296,000      93,000
Indianapolis, IN
(Renovation/
Expansion)


Scope of
Construction:       Remodel with new court;
                    L.S. Ayres expansion
                    with new parking deck;
                    Lazarus remodel, new
                    Galyan's and Von Maur


Independence
Center                 100%       11/98        $14     1,018,000          N/A
Independence, MO
(Renovation/
Expansion)

Scope of
Construction:        Renovation and Sears
                     expansion


Irving Mall            100%       12/98        $13      1,039,000      13,000
Irving, TX
(Expansion)

Scope of
Construction:        Addition of Barnes & Noble,
                     Old Navy and General Cinema


Prien Lake Mall        100%       10/98        $38        455,000     351,000
Lake Charles, LA
(Renovation/
Expansion)

Scope of
Construction:        Addition of Dillard's
                     and Sears; renovation
                     and small shop expansion
                     with food court

<Page 32>
Richmond Town                    11/98 and
Square                 100%        8/99        $57        873,000      10,000
Cleveland, OH
(Renovation/
Expansion)


Scope of
Construction:        Addition of Kaufmann's,
                     JCPenney remodel and
                     renovation (opening 11/98);
                     addition of Sony Cinema,
                     Sears remodel and new
                     food court (opening 8/99)


Walt Whitman Mall                11/98 and
Huntington, NY         100%        3/99        $80        776,000     190,000
(Renovation/
Expansion)


Scope of
Construction:        Addition of Lord & Taylor and
                     Bloomingdale's and renovation
                     (opening 11/98); addition of
                     Saks Fifth Avenue (opening 3/99)


West Town Mall
Knoxville, TN           50%       11/98        $13      1,338,000      77,000
(Expansion)

Scope of
Construction:        Addition of Regal
                     Cinema and new
                     parking deck




<Page 30>
Projects To Be
Completed in 1999
------------------
    ---------

Barton Creek                     4/99 and
Square                 100%       10/99        $13      1,368,000         N/A
Austin, TX
(Expansion)


Scope of
Construction:        Remodel, new food court and
                     new Finish Line (opened 5/98);
                     addition of General Cinema
                     (opening 4/99) and Old Navy
                     (opening 10/99)


Brunswick Square
East Brunswick, NJ     100%       10/99        $19        736,000      55,000
Expansion

Scope of
Construction:        Renovation, addition of Barnes
                     & Noble and Theatre expansion


The Florida Mall        50%       11/99        $86      1,120,000     608,000
Orlando, FL
(Expansion)


Scope of
Construction:        Addition of Burdine's;
                     mall GLA expansion and
                     renovation; Dillard's
                     expansion (opened 10/98),
                     JCPenney expansion
                     (opened 10/98)



LaPlaza Mall                      11/99,
McAllen, TX            100%        3/00        $36        988,000     215,000
(Renovation/
Expansion)                       and 8/00

Scope of
Construction:        Renovation of existing
                     center (opening 11/99);
                     expansion of mall GLA and
                     new Dillard's store (opening
                     3/00)


Mission Viejo Mall     100%         9/99      $146        817,000     427,000
Mission Viejo, CA
(Renovation/
Expansion)


Scope of
Construction:        Addition of Nordstrom
                     and Saks Fifth Avenue;
                     Macy's and May- Robinson
                     expansions; small shop
                     expansion; mall renovation
                     and food court addition
                     (opening 9/00)


North East Mall                   8/99 and
Hurst, TX              100%     Fall 2000     $103      1,141,000     308,000
(Renovation/
Expansion)


Scope of
Construction:        Addition of Nordstrom
                     and Saks Fifth Avenue;
                     mall expansion and
                     renovation; JCPenney
                     remodel and expansion;
                     addition of new expanded
                     Dillard's


Palm Beach Mall        100%        8/99        $35      1,205,000      61,000
West Palm Beach,
FL
(Renovation/
Expansion)


Scope of
Construction:        Addition of Dillard's
                     (opening 11/99); renovations
                     of Burdine's, JCPenney and Sears;
                     addition of Borders and mall
                     renovation

<Page 31>


Projects To Be
Completed in 2000
------------------


Town Center at
Boca Raton             100%       11/00        $63      1,330,000     372,000
Boca Raton, FL
(Renovation/
Expansion)



Scope of
Construction:         New, expanded Saks Fifth Avenue
                     (opening 9/99); addition of
                      Nordstrom; expansions of Lord &
                      Taylor and Bloomingdale's;
                      small shop expansion and mall
                      renovation (opening 11/00)
<Page 32>
                          SIMON PROPERTY GROUP
                          Capital Expenditures
              For the Nine Months Ended September 30, 1998


                              (In millions)


                                         Joint Venture Properties
                                         ------------------------
                                                        Simon
                           Consolidated                Group's
                            Properties        Total     Share
                            ----------        -----     -----


New Developments                $53.8         $130.6     $51.6

Renovations and Expansions      141.2           45.6      17.1

Tenant Allowances-Retail         32.7           16.2       4.9

Tenant Allowances-Office          1.3              -         -

Capital Expenditures
   Recoverable from Tenants       9.8            1.9       0.7

Other (1)                         5.6            1.4       0.3
                                ------         ------     ------


Totals                         $244.4         $195.7     $74.6
                                ======       ======     ======




(1) Primarily represents capital expenditures not recovered from tenants.
<Page 33>

                          SIMON PROPERTY GROUP
                    Gains on Sales of Peripheral Land
          For the Nine Months Ended September 30, 1998 and 1997


                              (In millions)



                                      Nine Months Ended
                                           June 30,
                                     1998 1997
                                      ----           ----

Consolidated Properties               $5.6           $3.0

Simon Group's Share of
 Joint Venture Properties              0.7            2.2
                                      ----            ----


Totals                                $6.3           $5.2
                                     =====          =====


<Page 34>
Forward Looking Statement  (Shelly Doran)

Good afternoon and welcome to the Simon Property Group third quarter earnings teleconference call.

Before we begin, I'd like to let you know that statements in this teleconference call which are not historical may be deemed forward-looking statements within the meaning of the federal securities laws. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The listener is directed to the Company's various filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K for a discussion of such risks and uncertainties.


Opening Comments  (David Simon)

Good afternoon. We are pleased with our accomplishments for the third quarter, highlighted by the following:

* On an "apples to apples" basis, not taking into account the recent change in the FASB pronouncement, we increased FFO per share in the 3rd quarter by 10.9% and 12.4% year-to-date.
*     We increased occupancy in the regional mall portfolio by 170 basis points.
* SBV, our strategic marketing division, continued its active pace, forming alliances with Visa U.S.A. and the NFL, JCDecaux-the world's largest streetscape advertiser, U.S. RealTel, and GoldCan Recycling.
* And finally, we capped off the quarter with the closing of the Corporate Property Investors acquisition, adding 22 regional mall assets and increasing our market capitalization to approximately $17 billion.
* We believe ultimately there are two elements critical to the long-term success of a retail real estate company-scale of operations and
  quality  of  assets.   On both, we believe we  are  unrivaled  in  our
  industry.
<Page 35>



The CPI Merger (David Simon)

I'd like to give you a brief business update on the CPI acquisition:

* The merger was completed on September 24th. This was 60-90 days later than our original plan, due primarily to the legal and regulatory complexities involved in preserving the CPI "paired share" structure.
*    Financing of the transaction has been completed.
       $2.4 billion of new common and preferred convertible equity was issued to existing CPI shareholders; the common stock was issued at $33 5/8 per share; the preferred stock has a coupon of 6.5% and converts into common at $38.669.
       Our $1.075 billion senior unsecured offering was completed at an average rate of 6.8%.
      A $1.4 billion acquisition facility was fully syndicated at LIBOR +
     65 basis points with an ultimate maturity date of September 2000.
      With respect to the financing of this transaction, I am pleased to report that we closed this $1.4 billion revolver, fully syndicated, despite the dislocation that has occurred in the capital markets. We had no one drop out of our facility, and we closed that transaction as planned. I don't think a company in our industry could have done that without the kind of integrity and reputation that our company has.
*    We sold the GM Building for net proceeds of $800 million.
*    The organizational integration will be complete by year-end.
      The back office will be fully integrated in Indianapolis.
      The revenue generating functions-leasing, development and property management-have been restructured and staff are transitioning to their new assignments.
*    Implementation of cost savings has begun.
* We also assumed management of the Gwinnett and Cobb centers in Atlanta on November 1st. These centers had not been managed by CPI.

Things are looking good in this transaction and we remain very comfortable that this was the right thing for our company to proceed upon.
<Page 36>
Financial and Operational Results  (Steve Sterrett)

Our financial and operational results for the quarter and nine months ended September 30, 1998 are as follows:

For the quarter.

* FFO on a per share basis increased 6.3% to $0.68 per share in 1998 from $0.64 per share in 1997, under both the basic and diluted computation method.
* FFO of the Simon Portfolio was $123.6 million, an increase of 20.9% or $21.4 million over the same period in 1997.
* Total revenue increased 24.1% to $322.3 million as compared to $259.8 million over the same period in 1997.

Results for the quarter do include the adoption of Emerging Issues Task Force Pronouncement 98-9, as of May 22, 1998, regarding the recording of percentage rents. The impact to our results for the third quarter is a negative $0.03 per share. If the pronouncement had not been adopted, diluted FFO per share would have increased by 10.9% for the quarter. We currently expect $0.02 of this to be recovered during the fourth quarter, resulting in a net negative impact of approximately $0.01 per share for 1998. The remaining $0.01 is expected to be recovered in the first quarter of 1999. Several of our tenant leases end on January 31 and the sales breakpoints for certain of these tenants are not fully achieved until January.

For the nine months.

* Diluted FFO per share increased 10.7% to $1.97 per share in 1998 from $1.78 per share in 1997. Without EITF 98-9, the FFO per share would have been $2.00 and our growth rate 12.4%.
* FFO of the Simon portfolio was $348.4 million, an increase of 22.9% or $65 million over the same period in 1997.
* Total revenue for the nine months increased 24.8% to $933 million as compared to $747.3 million in 1997.
<Page 37>
As is our customary practice after the completion of large transactions, operating statistics will be separately disclosed for both the SPG portfolio and the CPI portfolio. Details will be provided in our 8-K package. Operating statistics for the "old" SPG portfolio at 9/30/98 are as follows:

* Occupancy at September 30, 1998, was 87.7%, an increase of 170 basis points over the same period in 1997.
* Average base rent in the regional mall portfolio was $23.20 per square foot as compared to $21.82 one year ago, for an increase of 6.3%. This increase has slowed from recent quarters because Dadeland Mall was acquired and The Source and Forum Shops expansion opened in the third quarter of last year. All three of these high rent-producing projects appeared in our operating statistics for the first time in the third quarter of 1997. In addition, several big box tenants opened in the portfolio with lower than portfolio average rents, slowing the rent growth.
* Total sales volume in the portfolio for the first nine months of the year was $6.457 billion at September 30, up 42.2% from $4.541 billion in 1997.
* Total sales per square foot for the twelve months ended 9/30/98 increased 6.3%, to $320 per square foot as compared to the prior year. The increase for "comparable properties", that is properties owned for at least one year, was 6.0%.
* Comparable sales per square foot for tenants who have been in place for at least 24 months, increased 6.5%, to $327.
* This sales growth was achieved in spite of the adverse impact of emergency September mall closings predicated by Hurricane George. Our Florida region experienced a 2.5% decrease in sales in September due to the impact of the hurricane.
* The average initial base rent for new leases signed in 1998 was $24.59 per square foot, an increase of $3.16, or about 15% over the tenants who closed or whose leases expired. This spread is below our historical $5-$6 per square foot average due to the inclusion of Big Box tenants that averaged rent of $13.66 per square foot. Excluding these big box users, the releasing spread at 9/30/98 would be $5.36.

Same property NOI growth for the nine months as compared to last year was approximately 7%. This growth rate is positively impacted by our SBV initiatives that we have implemented and by the positive impact of our redevelopment efforts.

The CPI portfolio's 9/30/98 operating statistics are as follows:

*    Occupancy at September 30, 1998, was 90.5%.
* Average base rent in the regional mall portfolio was $35.92 per square foot.
* Total sales volume in the portfolio for the first nine months of the year was $1.886 billion.
* Total sales per square foot were $420 and comparable sales per square foot were $428 for the period ended September 30. As we have previously communicated to you, CPI reported 1997 sales per square foot of $388.
<Page 38>
The CPI portfolio remains on track to meet its original 1998 budget.


Financing Activities  (Steve Sterrett)

Despite the turmoil in the capital markets, we have been able to continue to execute financing transactions on favorable terms:

In  August,  we closed on permanent financing for Grapevine Mills.   The
new $155 million, non-recourse loan bears interest at 6.47% and replaced a construction loan at LIBOR plus 120 basis points.

In September, we closed on construction financing for Mission Viejo Mall in Mission Viejo, California. This $162 million loan bears interest at LIBOR + 105 basis points.

Last week, we closed on $145 million of permanent financing for Ontario Mills. The new non-recourse loan has a 10-year term with a fixed rate of 6.75%. The previous loan matured February 2002 and had an average fixed rate of 7.38%.

Also last week, we closed on $124 million of permanent financing for The Source. This non-recourse loan has a 10 year maturity and bears interest at 6.65% and replaced a construction loan at LIBOR + 120 basis points.

In August, we brought in an equity partner at The Shops at Sunset. Rosche, a German based syndicator, invested $42.8 million for half of our 75% interest in The Shops and completely returned all the equity that SPG had invested in the project. SPG's ownership interest is now 37.5%. This transaction is similar to the one completed in the first quarter on The Source.

We think these transactions are reflective of a top tier company's ability to access the capital markets on favorable terms.

The Company's balance sheet is in excellent shape:

*    We have minimal near term debt maturities.
* Our significant construction projects already have construction loans in place.
* We have $900 million of available capacity on our current corporate credit facility.
* We have strong fixed charge and interest coverage as evidenced by the upgrade we received from S&P on our senior unsecured debt to BBB+.
<Page 39>
* And in 1999, we should generate over $200 million of "retained" cash flow after payment of dividends.

All of these items are a testimony to the continued financial strength of our company.


Disposition Activity (Steve Sterrett)

In a strategy that was articulated to you earlier this year, long before the current credit crunch, we are continuing with our efforts to dispose of our remaining office assets and a selected number of non-core regional mall assets that do not fit our growth profile going forward.

Development Activities  (Rick Sokolov)

As outlined in the press release, we have five new development projects proceeding on plan for 1998 and 1999 openings. We also have another new development scheduled to start construction this year.

*     Waterford Lakes Town Center in Orlando, Florida, will be built  in
  two  phases  opening  in  November of 1999 and  November  2000.   When
  completed, this open-air center will be over 800,000 square feet, and blend the best retail, recreation, entertainment, restaurant and
  specialty  users.   We  are very pleased to be  able  to  pursue  this
  development, since this part of Orlando is the fastest growing market segment in the metropolitan area. Population within a 10 mile radius is approximately 412,000 with average household income of nearly $56,000.

Our redevelopment activity continues its active pace. We completed two projects during the third quarter-the redevelopment of Richardson Square in Dallas, Texas, where we added Barnes & Noble, Old Navy, Ross Dress for Less, Stein Mart and renovated the property and added a food court. At Tyrone Square in St. Petersburg, Florida, we added a new food court, renovated the property, and have Borders under construction for an opening next year.

In October, we completed the major renovation and expansion of Prien Lake Mall in Lake Charles, Louisiana. The expansion included the addition of national specialty stores, a food court, Dillard's and Sears. This redevelopment solidifies Prien Lake Mall's position as the only regional mall in southwest Louisiana.
In our press release, we also detailed a number of projects that are opening in the fourth quarter of 1998.
<Page 40>
At Castleton Square in Indianapolis, Indiana, we just opened with a new Galyan's, food court, a renovated property, Von Maur in Montgomery Ward's previous location, and an expanded L.S. Ayres.

At Irving Mall in Irving, Texas, we added a Barnes & Noble and Old Navy, and General Cinema is opening a brand new stadium seating complex in the spring.

Independence Center in Independence, Missouri, is a totally remodeled center. At Richmond Towne Square in Cleveland, Ohio, this quarter we are opening Kauffmann's with a renovated mall; and in the spring of next year, we are opening a renovated Sears, JCPenney, a brand new Sony Theatre and a food court.

Walt Whitman Mall in Huntington, New York, is a very exciting redevelopment project we took over from CPI. We have a brand new Bloomingdales that opened this quarter along with Lord & Taylor. In the spring Saks is opening in a completely renovated property.

The Company's commitment to reinvest in its already market dominant assets is evident in our aggressive redevelopment program and the number of projects currently under construction. We've been talking about these projects so I won't go into any detail, but I'd like to point out two new projects that are discussed in the press release. At LaPlaza Mall, in McAllen, Texas, we are adding a new Dillard's to supplement a brand new Foley's that opened last year. The mall will be completely renovated and expanded. And at Palm Beach Mall in West Palm Beach, Florida we are adding a new Dillard's, Borders Books and completely renovating this property in order for it to maintain its dominant market position well into the next century.

Our redevelopment program is producing NOI results. We are increasing the strength of assets thereby making it difficult for competitors in the markets where we are already dominant. We are also able to incorporate the retailers that are making a difference in today's environment, tenants such as Barnes & Noble and Old Navy, so we can stay current with our product offering.

<Page 41>


International Expansion  (David Simon)

Our expansion into Europe has materialized with the Phase I opening of a development in Krakow, Poland at the end of October. Phase I is 100% leased and committed and features 390,000 square feet of selling space including a 120,000 square foot Carrefour Hypermarket. Phase II of the project will feature a variety of entertainment venues contained in an historical building with a Cineplex Theatre on the periphery. Total net costs of the project are estimated at $25 million with an initial unleveraged return of 15% on cost.

To refresh your memories, SPG has completed the initial $15 million funding related to a 22% interest in Groupe BEG. Argo II (J.P. Morgan) and Harvard Private Capital have also closed on a 22% investment. SPG and Argo/Harvard will gradually acquire a majority controlling interest in the Groupe pursuant to an earn out formula as the company moves forward.

We believe Groupe BEG is set to capitalize on its retail relationships and development expertise to become a major Pan-European player.

In addition, Groupe BEG has also negotiated a development protocol with Carrefour in Poland, whereby they have the right of first refusal on developments identified by Carrefour.

We continue to feel that this is a good opportunity for us to make an investment with very creative returns in an area in need of new retail space.


Simon Brand Ventures (David Simon)

SBV continues the active implementation of initiatives, and we have recently augmented the staff to enable our organizational structure to support the pace of this division.

Joining SBV are Drew Sheinman as senior vice president of marketing and business development and Stephen G. Magrill as vice president of affinity marketing.

Sheinman's key charge will be to effectively position the SPG portfolio of 241 properties among brand marketers as a live interactive media network that is a powerful marketing vehicle. Drew comes to us with 18 years of experience in marketing development within the entertainment, sports and lifestyle industries. Most notably, he worked for The Coca-
<Page 42>
Cola Company where he was executive producer of Coca-Cola Olympic City, an unprecedented $30 million, 12-acre theme park for the Centennial Olympic celebration that occurred in Atlanta.

Stephen Magrill will be responsible for developing value-added programming for the key consumer segments within SPG's market-dominant shopper base. He will also work to integrate brand marketers into partner programs such as MALLPeRKS, the only national mall-based shopper loyalty program. Prior to joining SBV, Stephen was vice president, marketing/strategic planning of Interval International where he was responsible for the development and management of marketing activities for Interval's base of over 1,600 resorts and 900,000 members worldwide including Marriott, Disney, Hyatt and Four Seasons.

We're excited about the addition of these two professionals to our SBV staff.

I'd like to briefly talk about our recent announcement regarding JCDecaux, the world's largest streetscape advertising company. JCDecaux will spearhead Simon MallScape 2000, an indoor-based advertising medium that will feature collections of attractive and discreet mall advertising furniture in which brand marketers can target SPG shoppers. For those of you who were at NAREIT's Institutional Investors Conference in June of 1998, you were exposed to the best example of JCDecaux in the furniture/advertising fixtures lining the streets of San Francisco. We are excited about the combination of Simon and JCDecaux and look forward to bringing to our tenants and our shoppers this elegant platform for advertising and communication.

Conclusion  (David Simon)
In summary, I would like to say we are very pleased with our year-to-date results.

* The Company's existing portfolio continues to exhibit strong performance in terms of occupancy, sales and rental growth.
* The addition of the CPI portfolio solidifies Simon Property Group as the clear cut industry leader, and we look forward to the new opportunities presented with the CPI properties.
* The Company's active development and redevelopment pipeline continues to fuel our growth. We see many opportunities ahead in that area.
* International investment is expanding SPG's market opportunities, taking advantage of our brand name, recognition throughout the world and provides us with another vehicle in which to grow our business.
* And SBV continues its active pace, announcing three new initiatives in October.
<Page 43>